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                                                                    EXHIBIT 23.2

                         CONSENT OF BALL & TREGER, LLP,
                       INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 2004, with respect to the financial statements of Westsound Bank as of and for the year ended December 31, 2003, included in Amendment No. 4 to the Registration Statement on Form S-1 and Prospectus of WSB Financial Group, Inc. for the registration of between 2,300,000 and 2,645,000 shares of common stock.

/s/ BALL & TREGER, LLP

Bremerton, Washington
November 27, 2006